Exhibit 10.2
INVESTMENT MANAGEMENT TRUST AGREEMENT
          This Investment Management Trust Agreement (this “Agreement”) is made as of by and between Santa Monica Media Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”).
          WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-128384 (as amended, the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”);
          WHEREAS, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as the representatives (the “Representatives”) of the underwriters in the IPO;
          WHEREAS, the Company has completed a private placement of 375,000 units of its securities for an aggregate purchase price of $3,000,000 (the “Private Placement”);
          WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $3,750,000 (or the amount specified in a notice pursuant to paragraph 2(f) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the Representatives upon the consummation of a Business Combination (as defined in the Registration Statement) (the “Deferred Discount”);
          WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $144,300,000 of the net proceeds (inclusive of the Deferred Discount) of the IPO and Private Placement ($165,675,000 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the public holders of the Company’s common stock, par value $0.001 per share issued in the IPO, as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property;” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and
          WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.
          IT IS AGREED:
          1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established and maintained by the Trustee at a branch of JPMorgan Chase NY Bank selected by the Trustee;

          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having maturity of 180 days or less, selected by the Company and purchase and maintain the securities in a brokerage account established at the Royal Bank of Canada;
          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;
          (e) Notify the Company and the Representatives of all communications received by it with respect to the Property requiring action by the Company;
          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns, for itself or the Trust Account;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;
          (h) Render to the Company, to the Representatives and to such other person as the Company may instruct in writing, monthly statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
          (i) If there is any income tax obligation relating to the income of the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation;
          (j) Upon written request from the Company, the Trustee shall distribute from the Trust Account to the Company such amount as may be requested by the Company; provided, however, that the amount distributed by the Trustee to the Company pursuant to this Section 1(j) at any one time shall not exceed the lesser of (i) $2,000,000 and (ii) 60% of the aggregate amount of interest income earned and received on the Property as of the date of such written request ; provided further, however, in no event shall the aggregate amount distributable to the Company pursuant to this Section 1(j) exceed $2,000,000;
          (k) Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Secretary and affirmed by its entire Board of Directors, and complete the liquidation of the Trust Account and disburse the Property in the Trust Account

(which disbursement shall include, in the event of a Business Combination, payment of the Deferred Discount to the Representatives) only as directed in the Termination Letter and the other documents referred to therein; and
          (l) Permit or effect no distribution from the Trust Account except in accordance with paragraphs 1(i), 1(j), 1(k) and 4(a).
          2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
          (a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, President or Chief Financial Officer. In addition, except with respect to its duties under paragraphs 1(j) and (k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
          (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;
          (c) Pay the Trustee an initial acceptance fee, an annual fee, and a transaction processing fee for each disbursement made pursuant to Sections 1(i) and 1(j) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee for the disbursements made to the Company pursuant to Section 1(i). The Company shall pay the Trustee the initial acceptance fee and the first year’s fees at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);
          (d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed prior to [                    , 2008] in connection with a Business

Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect;
          (e) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination; and
          (f) Within five business days after the Representatives’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee written notice (with a copy to the Representatives) of the total amount of the Deferred Discount, which shall in no event be less than $3,750,000.
          3. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
          (c) Change the investment of any Property, other than in compliance with paragraph 1(c);
          (d) Refund any depreciation in principal of any Property;
          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;
          (h) File information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property;
          (i) Pay any taxes on behalf of the Trust Account except as set forth in paragraph 1(i); and
          (j) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i) or 1(j) above.
          4. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(k) hereof, and disbursed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).
          5. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute one instrument.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.
          (d) This Agreement or any provision hereof may only be amended or modified by a writing signed by each of the parties hereto, provided, however, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to paragraphs 1(i), 1(j), 1(k), 1(l), 2(d) and 2(e) and Exhibits A and B hereof without the consent of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this paragraph 6(d) with the same right and power to enforce this paragraph 6(d) as either of the parties hereto. For purposes of this paragraph 6(d), the “consent of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 70% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 70% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.
          (e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:
          if to the Trustee, to:
Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Fax No.: (212) 509-5150
          if to the Company, to:
Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
Attn: David Marshall
Tel. No.: (310) 256-3680
          in either case with a copy to:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Fax No.: (212) 816-7912
Attn: General Counsel
and
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Fax No: (212) ___ - _____
Attn: General Counsel
and
Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attn: Ann Chamberlain, Esq.
Fax No.: (212) 752-5378
and
Troy & Gould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Attn: David L. Ficksman, Esq.
Fax No.: (310) 789-1490
          (g) This Agreement may not be assigned by the Trustee without the prior consent of the Company.
          (h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.
          (i) The Trustee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.
          (j) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.
[Signature page follows]

          IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:
Name:
Title:

SANTA MONICA MEDIA CORPORATION
By:
	Name:	David Marshall
	Title:	Chairman and Chief Executive Officer

Exhibit 10.2
Schedule A
SCHEDULE A
Schedule of fees pursuant to Section 2(c) of the Investment Management Trust Agreement
between Santa Monica Media Corporation and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000

Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Deduction by Trustee from disbursement made to Company under Section 1(i)	$ 250

Agreed:

Dated , 2006	Santa Monica Media Corporation

By:

Authorized Officer

Continental Stock Transfer & Trust Company

By:

Authorized Officer

Exhibit 10.2
EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson
          Re: Trust Account No. —— Termination Letter
Gentlemen:
          Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Santa Monica Media Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                                          (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with                                          (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).
          Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you with [an affidavit][a certificate] of                     , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.
          On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of counsel’s letter and the Instruction Letter, (a) as directed in writing by the Representatives, in an amount equal to the Deferred Discount; (b) to Public Stockholders who exercised their conversion option in connection with the Business Combination, in an amount equal to their pro rata share of the amounts in the Trust Account as of two business days prior to the Consummation Date (including the Deferred Discount and any income actually received on amounts in the Trust Account but less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of [___]% and less the amount of Net Income released to the Company pursuant to paragraph 1(j) of the Trust Agreement); and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be disbursed after the Consummation Date to the Company or be liquidated and distributed promptly. Upon the disbursement of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.
          In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice, subject to subsequent instructions from the Company with respect to the disposition of the Trust Account, and the funds contained therein, in accordance with the Trust Agreement.
          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

SANTA MONICA MEDIA CORPORATION

By:

David Marshall
Chairman and Chief Executive Officer

AFFIRMED

Kurt Brendlinger, Chief Financial Officer and Director

Eric Pulier, Chief Technology Officer, Secretary and Director

Scott Sassa, Director

Dallas Clement, Director

2

Robert Schultz, Director

Sharyar Baradaran, Director

3

Exhibit 10.2
EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
      & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson
          Re: Trust Account No. —— Termination Letter
Gentlemen:
          Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Santa Monica Media Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                                          (the “Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and the Company’s stockholders have approved such dissolution. Attached hereto is a copy of the Company’s Certificate of Dissolution, as field with the Secretary of State of the State of Delaware, certified by the Secretary of the Company as true and correct. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.
          In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account (including the Deferred Discount and any income actually received on amounts in the Trust Account). In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence and oversee the disbursement of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company; provided that an amount equal to 40% of any income earned on the Property shall remain in the Trust Account for the purpose of paying any income tax obligation related thereto. When all income tax obligations related to the income of the Property have been satisfied, you shall disburse the remaining funds, if any, in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation. Upon payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

SANTA MONICA MEDIA CORPORATION

By:

David Marshall
Chairman and Chief Executive Officer

AFFIRMED

Kurt Brendlinger, Chief Financial Officer and Director

Eric Pulier, Chief Technology Officer, Secretary and Director

Scott Sassa, Director

Dallas Clement, Director

Robert Schultz, Director

Sharyar Baradaran, Director

2

Exhibit 10.2
EXHIBIT C

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)
Company:

Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
Attn: David Marshall	(310) 256-3680

Trustee:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman	(212) 845-3200